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                                   EXHIBIT 3.1
                        Specimen Common Stock Certificate

                            INNOFONE.COM INCORPORATED
                 Organized under the laws of the State of Nevada

             Common Stock
             $.001 Par Value

             Number____                                          Shares____

THIS CERTIFIES that

is the registered owner of

fully paid and non-assessable shares of common stock, $.001 par value, of INNOFONE.COM INCORPORATED, a Nevada corporation, transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Corporation's Articles of Incorporation and all amendments thereto (copies of which are on file with the Transfer Agent and in the office of the Secretary of State of Nevada) to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

By:_____________________________            (SEAL)   By:_____________________
             President                                      Secretary

Countersigned and Registered:

TRANSFER AGENT:

By:_____________________________
      Authorized Officer

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                          [Reverse side of Certificate]

                            INNOFONE.COM INCORPORATED

                       Transfer Fee: $____ per Certificate

     The Corporation is authorized to issue shares of more than one class, namely 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. Pursuant to the Nevada General Corporation Law, the Corporation will furnish to any shareholder upon request (addressed to the attention of the Company Secretary) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Corporation and of variations in the relative rights and preferences between the shares of each series of preferred stock of the Corporation insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of preferred stock.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common        UNIF GIFT MIN ACT -
    TEN ENT - as tenants by the
                   entireties                   _____________Custodian__________
    JT TEN  - as joint tenants with                  (Cust)             (Minor)
                   right of survivorship        under Uniform Gifts to Minors
                   and not as tenants           Act ____________________________
                   in common and not as                     (State)
                   community property

                    [here place the usual form of Assignment]

SIGNATURE GUARANTEED:                   The signature(s) to this assignment must
                                        correspond with the name(s) as written
                                        upon the face of this certificate in
                                        every particular, without any alteration or enlargement, or any other change whatever. Each signature(s) must be guaranteed by a bank, trust company or other eligible guarantor institution that is a member of an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15.